SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2005

Webster Financial Corporation.
(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

Webster Plaza, Waterbury, Connecticut	06702

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 465-4364

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 6, 2005, Webster Financial Corporation (the “Company”) sent a notice to its directors and officers pursuant to Rule 104 of Regulation BTR with respect to a covered blackout period under the Webster Bank Employee Investment Plan. The blackout period is expected to commence at 4:00 p.m. on July 5, 2005 and is scheduled to conclude on July 13, 2005.

A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On June 1, 2005, the Company issued a press release announcing that it will be holding an investor conference on June 9, 2005 beginning at 8:30 a.m. A live audio webcast and presentation slides will be available at the Investor Relations section of Webster's website: http://www.wbst.com. A replay of the webcast will be available after the live event. A copy of the press release is attached at Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

Exhibit No.	Description

99.1	Notice to Board of Directors and Executive Officers of Webster Financial Corporation, dated June 6, 2005.

99.2	Press Release dated June 1, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBSTER FINANCIAL CORPORATION
Date: June 6, 2005	By:	/s/ William J. Healy
William J. Healy
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to Board of Directors and Executive Officers of Webster Financial Corporation, dated June 6, 2005.

99.2	Press Release dated June 1, 2005.